Exhibit 3.4

(Reguestor's Name)  I (Address) (Address)     (City/State/Zip/Phone #)    E]  PICK-UP WAIT MAIL  500289360405  ❑   (Business Entity Name)      (Document Number)     Certified Copies Certificates of Status      Special Instructions to Filing Officer.                     Office Use Only   06/24/16 - -01015  -014 1425..00    JD r‘-) rri

COVER LETTER

TO: **Registration Section**
Division of Corporations

SUBJECT: Korth Direct Mortgage LLC
Name of Limited Liability Company

The enclosed Articles of Amendment and fee(s) are submitted for filing.

Please return all correspondence concerning this matter to the following:

Holly MacDonald-Korth
Name of Person

J W Korth & Company, LP
Firm/Company

2937 SW 27th Ave. Ste 307
Address

Miami, FL 33133
City/State and Zip Code

hkorth@jwkorth.com
E-mail address: (to be used for future annual report notification)

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
16 AUG 24 AM 11: 14

For further information concerning this matter, please call:

Holly MacDonald-Korth at (786) 693-8652
Name of Person — Area Code — Daytime Telephone Number

Enclosed is a check for the following amount:

- ☒ $25.00 Filing Fee
- ☐ $30.00 Filing Fee & Certificate of Status
- ☐ $55.00 Filing Fee & Certified Copy (additional copy is enclosed)
- ☐ $60.00 Filing Fee, Certificate of Status & Certified Copy (additional copy is enclosed)

MAILING ADDRESS:
Registration Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

STREET/COURIER ADDRESS:
Registration Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

ARTICLES OF AMENDMENT  TO  ARTICLES OF ORGANIZATION  OF   .1. W. Korth & Company. LLC  (Name of the Limited liability Company,, as it now smears on our record,.  (A Florida Limited Liability Company)  The Articles of Organization for this Limited Liability Company were tiled on Florida document number L09000071253  This amendment is submitted to amend the following:   7/24/2009 and assigned   A. if amending name, enter the new name of the limited liability company here: Korth Direct Mortgage. LLC  The new name must he distinguishable and contain the words -Limited Liability Company." the designation "LLC'" or the abbreviation -L.L.C."   Enter new principal offices address, if applicable:  (Principal office address MUST BE A STREET ADDRESS)      Enter new mailing address, if applicable:  (Mailinit address MAY BE A POST OFFICE BOX)    B.  If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:    Name of New Registered Agent:   New Registered Office Address:  Enter Eltoriyht street rtddress   Florida  City Zip Code New Registered Agent's Signature, if changing,Registered Agent:  I hereby accept the appointment as registered agent and agree to act in this capacity. Ifurther agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided.for in Chapter 605, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, 1 hereby confirm that the limited liability company has been notified in writing of this change.      If Changing Registered Agent, Signature of New Registered Agent   Page 1 of 3

If amending Authorized Person,(s) authorized to manage, enter the title, name, and address of each person being added or removed from our records:   MGR =  Manager  AMBR = Authorized Member   Title Name   14 6—   Address    A 099 3T k5k0 Tatni   V +/kit, rz, Page 2 of 3  Type of Action   141/1Cf jk 77eAdd 35 / ❑ Remove   0 Change   ❑ Add   0 Remove          ❑ Rer  e  ❑ Change-   0 Add   ❑ Remove   0 Change   ❑ Add   ❑ Remove   ❑ Change   ❑ Add   ❑ Remove   ❑ Change

D. if amending any other information, enter change(s) here: E. Effective date, if other than the date of filing:  (Auach additional sheets, if necessary) (optional) (%) 17. :to CI CD c- nt. r—  .g.- '.._.: :-.4i -,--.   Of an etTective date is listed, the date must be specific and cannot be prior to date of tiling or more than 90 days alter filing.) Pursuant to 605.0207 (3)(h) Note:  If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.   If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of:  (b)  The 90th day after the record is filed.    Dated     ore of a menthe authorized representative of a member  Flolly MacDonald-Korth Typed or printed name of signet   Page 3 of 3 Filing Fee: 525.00